Exhibit 99.1

Apple REIT Nine

THIRD QUARTER

COURTYARD
Marriott

SEPTEMBER 30, 2009

DEAR SHAREHOLDER

GLADE M. KNIGHT

The third quarter of this year brought continued growth to Apple REIT Nine, Inc. Since the beginning of July, the Company has acquired an additional six hotels, bringing the total portfolio to 33 hotels, with 3,900 guestrooms, diversified across multiple Marriott®- and Hilton®-brands and 14 states. The portfolio also includes approximately 417 acres of land in the Fort Worth, Texas area that are being leased to Chesapeake Energy Corporation for the production of natural gas.

On July 1, 2009, Apple REIT Nine acquired a unique property offering which combines the versatility of the SpringHill Suites® by Marriott® and Fairfield Inn & Suites® by Marriott® hotels, each with 200 rooms, located across the street from SeaWorld® in Orlando, Florida and adjacent to Aquatica®, SeaWorld’s waterpark. The Company also added a new 86-room Hampton Inn & Suites® located in Clovis, California, known as the gateway to the Sierra Mountains, to the portfolio in July. In August, the Company purchased a 124-room Hampton Inn & Suites® in Rochester, Minnesota, near the Mayo Clinic and other corporate headquarters. Then in September, the Company acquired a new Courtyard® by Marriott® in Johnson City, Tennessee and a new SpringHill Suites® by Marriott® in Baton Rouge, Louisiana.

For the three- and nine-month periods ending September 30, 2009, our hotels reported average occupancy rates of 62 percent and 64 percent, average daily rates (ADR) of $100 and $107, and revenue per available room (RevPAR) of $62 and $68, respectively. Although it is difficult to predict future performance, hotel industry analysts anticipate we will begin to see some improvement in RevPAR by the end of next year. During the third quarter of this year, Apple REIT Nine also recognized rental revenue from Chesapeake Energy Corporation that totaled $5.4 million. The Company paid an annualized dividend rate of eight percent, based on an $11 share price, or $0.22 per share during the third quarter of this year, and $0.66 per share year-to-date through the end of September.

Although the state of our national economy has created challenging market conditions for the majority of business segments, including the hotel industry, I believe that we are developing an attractive portfolio of real estate at an opportune time. As of the end of October, we had raised total gross proceeds of $952 million, of our $2 billion ongoing offering. Our unique capital structure further strengthens our position in the acquisition marketplace. Operations at the 33 hotels that comprise the Apple REIT Nine portfolio are not immune from the current recession. However I believe that through our diversification into multiple lodging brands and markets as well as into a new form of income-producing real estate, acquired primarily on an all-cash basis, we are well poised to successfully navigate the current economic conditions and grow the value of your investment over the long term. As always, thank you for investing with us.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2009	Nine months ended Sept. 30, 2009

REVENUES
Room revenue	$20,420	$56,252
Other revenue	2,242	6,601
Total hotel revenue	$22,662	$62,853
Rental revenue	5,439	10,515
Total revenue	$28,101	$73,368

EXPENSES
Direct operating expense	$6,385	$16,751
Other hotel operating expenses	9,369	25,610
General and administrative	937	2,835
Depreciation	4,004	9,778
Acquisition related costs	2,405	4,868
Interest expense, net	302	930
Total expenses	$23,402	$60,772

NET INCOME
Net income	$4,699	$12,596
Net income per share	$0.06	$0.21

FUNDS FROM OPERATIONS (A)
Net income	$4,699	$12,596
Depreciation of real estate owned	4,004	9,778
Acquisition related cost	2,405	4,868
Funds from operations	$11,108	$27,242
Straight-line rent receivable	1,574	3,043
Modified FFO	$9,534	$24,199
FFO per share	$0.15	$0.46
Modified FFO per share	$0.13	$0.41

WEIGHTED-AVERAGE SHARES OUTSTANDING	72,310	58,826

OPERATING STATISTICS
Occupancy	62%	64%
Average daily rate	$100	$107
RevPAR	$62	$68
Number of hotels	33
Dividends per share	$0.22	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2009	December 31, 2008

ASSETS
Investment in real estate, net	$686,620	$346,423
Cash and cash equivalents	114,934	75,193
Other assets	20,760	10,003
Total assets	$822,314	$431,619

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$58,998	$38,647
Other liabilities	6,414	3,232
Total liabilities	65,412	41,879
Total shareholders’ equity	756,902	389,740
Total liabilities & shareholders’ equity	$822,314	$431,619

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principals - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2009 and the results of operations for the interim periods ended September 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2008 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ALABAMA

Dothan, Troy

ARIZONA

Tucson

CALIFORNIA

Clovis, Santa Clarita (4)

COLORADO

Pueblo

FLORIDA

Fort Lauderdale, Orlando (2), Panama City

LOUISIANA

Baton Rouge

MINNESOTA

Rochester

MISSISSIPPI

Hattiesburg

NORTH CAROLINA

Charlotte, Durham

OHIO

Cleveland/Twinsburg

PENNSYLVANIA

Pittsburgh

TENNESSEE

Jackson (2), Johnson City

TEXAS

Austin (2), Austin/Round Rock, Beaumont,

Dallas/Allen (2), Dallas/Duncanville,

Dallas/Lewisville, Frisco

VIRGINIA

Bristol

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

INVESTOR INFORMATION

For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. On November 3, 2009, the Apple REIT Nine portfolio consisted of 33 hotels with a total of 3,900 guestrooms in 14 states and 113 parcels of land leased to a third party.

MISSION

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, BRISTOL, VA

BACK: HILTON GARDEN INN, FRISCO, TX; COURTYARD, JACKSON, TN; SPRINGHILL SUITES, ORLANDO, FL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®”, Fairfield Inn® by Marriott®”, “SpringHill Suites® by Marriott” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®”, “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.